UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2011 (June 8, 2011)
Date of Report (Date of earliest event reported)

MEDGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia 22182
 (Address of principal executive offices, zip code)

(646) 239-1690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2011, the Board of Directors of Medgenics, Inc. (the “Company”) elected Isaac Blech to serve as a director of the Company.

Prior to his election as a director, Mr. Blech had served as a member of the Company’s Strategic Advisory Board.  In connection with his appointment to the Strategic Advisory Board, Mr. Blech was issued options to purchase 19,068 shares of Common Stock of the Company at an exercise price of $6.65 per share.  Such options will vest in equal installments over three years commencing on December 10, 2011.  Mr. Blech has also made additional investments in the Company, having participated, either directly or through trusts controlled by Mr. Blech, both in the Company’s September 2010 offering of $4 million of convertible debentures (the “2010 Debentures”) and the recently completed U.S. initial public offering (the “IPO”) of Common Stock and the associated warrants to purchase Common Stock (the “Warrants”).

In September 2010, a trust controlled by Mr. Blech purchased from the Company $2,150,000 principal face amount of the 2010 Debentures through a private placement. The 2010 Debentures purchased by Mr. Blech, including approximately $40,000 in accrued and unpaid interest, automatically converted into 644,053 shares of the Company’s common stock, at a conversion price of $3.405, upon the closing of the IPO.  Prior to its conversion upon the closing of the IPO, no cash payments of principal or accrued interest were made to Mr. Blech.  In connection with the purchase of the 2010 Debentures, Mr. Blech was also issued warrants to purchase 230,357 shares of Common Stock.  Upon the closing of the IPO, the per share exercise price of such warrants was reduced from $9.13 to $4.54 (representing the initial offering price of the shares of Common Stock sold in the IPO).

In addition, trusts controlled by Mr. Blech made an aggregate investment of $5 million in the IPO, purchasing 1,000,000 shares of Common Stock and the associated Warrants exercisable to purchase 1,000,000 additional shares of Common Stock at an exercise price of $6.00 per share.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated June 8, 2011, which contains information regarding Mr. Blech.

The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Medgenics, Inc. Press Release dated June 1, 2011 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDGENICS, INC.

By:	/s/ Eugene A. Bauer, M.D.
Name: Eugene A. Bauer, M.D.
Title: Executive Chairman of the Board of Directors

Date:    June 8, 2011